UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. (e) Compensatory Arrangements of Certain Officers
2010 Annual Incentive Program
Executives and other key management employees of US Airways Group, Inc. and its subsidiaries (collectively the “Company”), including the “named executive officers” of the Company, are eligible to participate in an annual incentive program administered under the US Airways Group, Inc. 2008 Equity Incentive Plan. By March 31st of each year, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company must establish the performance measures that will be used to determine incentive awards for the year. The Committee also establishes target incentive award amounts as a percentage of base salary for each participant. The Committee may also adjust each individual’s payment amount in its discretion based on individual performance. After Committee approval, the incentive awards are paid as lump-sum cash distributions as soon as practicable after the end of the plan year.
On January 20, 2010, the Committee established the (1) corporate financial targets based on designated minimum levels of pre-tax income for fiscal year 2010, (2) operational targets based on (a) a peer-group comparison of on-time flight performance in 2010, (b) a reduction in customer complaints from 2009 levels as measured in a peer-group comparison for 2010, (c) baggage handling improvements from 2009 as measured by a peer-group comparison in 2010 and (d) the Company’s 2010 cost (excluding fuel and payments under the employee profit sharing program) per available seat mile and (3) bonus pool amount, based on the extent to which the corporate financial targets and the operational targets are met, for the annual incentive program. The Committee also established absolute goals for each of the operational targets for target payouts. The Committee established 2010 target incentive awards as 100% of base salary for our Chief Executive Officer, 80% of base salary for our President, 80% of base salary for our Executive Vice Presidents and 60% of base salary for our Senior Vice Presidents. If the performance measures are met at the maximum level, the Committee may approve payouts at 200% of the target award amounts.
If one or more of the corporate financial targets and operational targets are met, the Committee will determine an incentive award amount for each individual based on the individual’s target incentive award amount, the level of achievement of the financial and operational targets, the total bonus pool amount available and individual performance. The awards for officers at the level of Senior Vice President and above, referred to herein as “senior officers” and who include the named executive officers, are weighted 60% to the corporate financial targets and 40% to the operational targets, while the awards for all other eligible management are weighted 50% to the corporate financial targets and 50% to the operational targets. The four operational targets are each weighted equally. If the Company does not meet any of the corporate financial targets or operational targets, then no awards will be paid. In no event will the aggregate amount of awards paid out to the participants exceed the established bonus pool. The Committee has also reserved the right to decrease the awards or to make no payment of an award in its discretion, regardless of the attainment of the targets.
2010 Long-Term Incentive Performance Program
On January 20, 2010, the Committee approved the terms and conditions for awards for the new three-year performance cycle beginning January 1, 2010 and ending December 31, 2012 under the Company’s Long-Term Incentive Performance Program (the “LTIP”), which operates under the US Airways Group, Inc. 2008 Equity Incentive Plan. The LTIP provides for performance cash awards to be paid to our officers, including the named executive officers, based on the Company’s total stockholder return (“TSR”) over the three-year performance cycle relative to the TSRs of a pre-defined competitive peer group for the same period. Cash awards will be paid out as a percentage of base salary based on our relative TSR rank, provided that a threshold level is reached.
For determining the cash awards for the 2010-2012 performance cycle, the Committee adopted a peer group consisting of the following companies: AirTran Holdings, Inc., Alaska Air Group, Inc., AMR Corporation (the parent company of American Airlines), Continental Airlines, Inc., Delta Air Lines, Inc., Hawaiian Holdings, Inc. (the parent company of Hawaiian Airlines), JetBlue Airways Corporation, Southwest Airlines Co. and UAL Corporation (the parent company of United Air Lines). In addition, the Committee approved the following award pay-out schedule for the 2010-2012 performance cycle:

Company
TSR	Payout as a %
Relative Rank	of Base Salary
	SVP	EVP	President	CEO
1-2 of 10	140.00%	175.00%	200.00%	200.00%	(Maximum)
3 of 10	116.67%	150.00%	171.67%	175.00%
4 of 10	93.33%	125.00%	143.33%	150.00%
5 of 10	70.00%	100.00%	115.00%	125.00%	(Target)
6 of 10	50.00%	71.50%	82.00%	89.50%
7 of 10	30.00%	43.00%	49.00%	54.00%	(Threshold)
8-10 of 10	0.00%	0.00%	0.00%	0.00%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: January 26, 2010	By:	/s/ Stephen L. Johnson
		Name:	Stephen L. Johnson
		Title:	Executive Vice President, Corporate

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Date: January 26, 2010	By:	/s/ Stephen L. Johnson
		Name:	Stephen L. Johnson
		Title:	Executive Vice President, Corporate